UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 15, 2007
HEALTH BENEFITS DIRECT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51701	98-0438502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
(484) 654-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective October 15, 2007, the Board of Directors of Health Benefits Direct Corporation (the “Company”) adopted the Amended and Restated Bylaws (the “Restated Bylaws”) of the Company to supersede and replace the existing Bylaws. The purpose and effect of the amendments made to the existing Bylaws is briefly summarized below.
     Section 3 of Article II, “Directors — Election and Term,“of the Bylaws has been amended to provide that the Board of Directors of the Company has the sole and exclusive power to fill the vacancy or vacancies created as a result of the death, resignation, retirement, disqualification, removal, an increase in the authorized number of directors or any other cause until the next election of directors.
     Article VII, “Amendments,” of the Bylaws has been amended to provide that the Bylaws may be adopted, amended, altered or repealed by the affirmative vote of at least a majority of the entire Board of Directors or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors. Prior to the foregoing amendment, the provision did not specify the stockholders’ vote required to adopt, amend, alter or repeal the Bylaws. In conjunction with amending Article VII of the Bylaws, a conforming amendment has been made to Section 6 of Article I, “Stockholders — Stockholder Meetings — Voting,” of the Bylaws.
     Section 1 of Article I, “Stockholders — Certificates Representing Stock,” has been amended to permit the issuance of the Company’s stock in uncertificated form. Prior to the foregoing amendment, the provision only provided for the issuance of certificated stock.
     The foregoing brief summary of the amendments made to the existing Bylaws of the Company is not intended to be complete and is qualified in its entirety by reference to the Restated Bylaws, attached as Exhibit 3.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH BENEFITS DIRECT CORPORATION
Date: October 19, 2007	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws.